UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
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Item 1.01.    Entry into a Material Definitive Agreement.

On October 11, 2016, National Storage Affiliates Trust (the “Company”) entered into four separate open market sales agreements (the “Sales Agreements”) with each of Jefferies LLC, Robert W. Baird & Co. Incorporated, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. (each, individually, an “Agent” and collectively, the “Agents”) pursuant to which the Company may sell, from time to time, common shares of beneficial interest of the Company, par value $0.01 per share, having an aggregate gross sales price of up to $200,000,000 (the “Shares”), through the Agents, as sales agents, or directly to the Agents, acting as principals.

None of the Agents are required to sell any specific number or dollar amount of Shares but each has agreed, subject to the terms and conditions of the Sales Agreements, to use its commercially reasonable efforts to sell, on the Company’s behalf, the Shares offered by the Company under the Sales Agreements. Sales of the Company’s Shares, if any, made under the Sales Agreements may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by the Company, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue. Each Sales Agreement provides that the applicable Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price of all Shares sold through it as sales agent under the applicable Sales Agreement.

Under the terms of the Sales Agreements, the Company may also sell Shares to an Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to an Agent acting as principal, it will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and it will describe this agreement in a separate prospectus supplement or pricing supplement.

The Company intends to contribute the net proceeds of this offering to its operating partnership, which the Company expects will subsequently use the net proceeds for general corporate and working capital purposes, including, but not limited to, repaying outstanding indebtedness and funding property acquisitions and investments. The Company has no obligation to sell any of the Shares under the Sales Agreements and may at any time suspend solicitation and offers under the Sales Agreements.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-211570). The Company filed a prospectus supplement, dated October 11, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Sales Agreements contain customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. Copies of the Sales Agreements are filed as Exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report on Form 8-K, and the descriptions of the material terms of the Sales Agreements in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Open Market Sales Agreement, dated October 11, 2016, among National Storage Affiliates Trust, NSA OP, LP and Jefferies LLC
1.2	Open Market Sales Agreement, dated October 11, 2016, among National Storage Affiliates Trust, NSA OP, LP and Robert W. Baird & Co. Incorporated
1.3	Open Market Sales Agreement, dated October 11, 2016, among National Storage Affiliates Trust, NSA OP, LP and Morgan Stanley & Co. LLC
1.4	Open Market Sales Agreement, dated October 11, 2016, among National Storage Affiliates Trust, NSA OP, LP and SunTrust Robinson Humphrey, Inc.
5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Date: October 13, 2016